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                                                                    Exhibit 99.1



REPLIGEN                                           REPLIGEN CORPORATION
                                                   117 Fourth Avenue
                                                   Needham, Massachusetts 02494

                                                   Telephone:  781-449-9560
                                                   Telefax:    781-453-0048

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CONTACT:                                           RELEASE:
                                                   IMMEDIATE

Walter C. Herlihy, Ph.D.                           Brad Miles
President and Chief Executive Officer              BMC Communications Group
(781) 449-9560, ext. 2000                          (212) 477-9007, ext. 17


         REPLIGEN LICENSES SECRETIN DIAGNOSTIC PRODUCTS FROM CHIRHOCLIN
                    NEW DRUG APPLICATION UNDER REVIEW BY FDA


NEEDHAM, MA -- OCTOBER 4, 1999 -- Repligen Corporation (Nasdaq: RGEN) announced today that it has acquired exclusive rights for two in vivo diagnostic products based on the hormone secretin from ChiRhoClin, Inc. Secretin is a peptide hormone produced naturally by the body to stimulate the pancreas during the digestion of food and has been used for decades to test pancreatic function and diagnose gastrinoma. The only secretin diagnostic product approved by the FDA for sale in the United States is SECRETIN-FERRING -TM-, a natural porcine version extracted from pig intestines, which the company stopped producing in 1998. Following national publicity in October 1998 about the effects of secretin in reducing the symptoms of autism in several children, the remaining supply of SECRETIN-FERRING -TM- was exhausted in the United States.

ChiRhoClin is currently developing two synthetic forms of secretin, one based on porcine (pig) secretin, and one based on human secretin. Under terms of the Agreement, Repligen will be responsible for product marketing and distribution following approval by FDA, and will pay ChiRhoClin an upfront payment, development milestones and a royalty based on sales. ChiRhoClin will be responsible for regulatory affairs and manufacturing, and the companies will work together to develop additional diagnostic applications for secretin. Pending approval by the FDA, the products will be marketed by Repligen.

"This agreement dramatically accelerates our drive to commercialize secretin and investigate its potential in other disease areas," commented Walter C. Herlihy, Ph.D., President and CEO of Repligen. "Pending FDA approval, these products will be an important step in building a sustainable product revenue base to partially offset expenses associated with the development of our therapeutic products: secretin for autism and CTLA4 for organ transplantation."


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A New Drug Application (NDA) for diagnostic applications of synthetic porcine secretin was filed in May 1999 and is currently under review by the FDA. An NDA for synthetic human secretin is expected to be filed in early 2000. Synthetic versions of hormones such as secretin are preferred over the natural versions extracted from animals because they have higher levels of purity and consistency and no risk of contamination with animal viruses. In addition to the established in vivo diagnostic applications, ChiRhoClin is currently evaluating secretin for prevention of ERCP-induced pancreatitis.

Both versions of synthetic secretin have been granted Orphan Drug status by the FDA. Under the Orphan Drug law, diagnostic secretin will be available exclusively from Repligen for a period of seven years from the date the NDA is approved.

Additional information about secretin and the secretin-autism connection may be found at www.secretin-repligen.com or at www.repligen.com.

ChiRhoClin, Inc. is a privately held company based in Silver Spring, MD. Repligen Corporation develops new drugs for autism, organ transplant and cancer. Repligen also manufactures and markets a set of patented products based on Protein A which are used by the pharmaceutical industry to produce therapeutic antibodies. Its corporate headquarters are located at 117 Fourth Avenue, Needham MA, 02494. Additional information may be found at www.repligen.com.

THIS DOCUMENT CONTAINS "FORWARD-LOOKING STATEMENTS" BASED ON CURRENT MANAGEMENT EXPECTATIONS. THERE ARE CERTAIN KEY FACTORS WHICH COULD CAUSE FUTURE RESULTS TO DIFFER MATERIALLY FROM THOSE ANTICIPATED BY MANAGEMENT, INCLUDING BUT NOT LIMITED TO: THE COMPANY'S ABILITY TO MEET ITS WORKING CAPITAL AND FUTURE LIQUIDITY NEEDS, SUCCESSFULLY IMPLEMENT ITS STRATEGIC GROWTH STRATEGIES, UNDERSTAND, ANTICIPATE AND RESPOND TO RAPIDLY CHANGING TECHNOLOGIES AND MARKET TRENDS, DEVELOP, MANUFACTURE AND DELIVER HIGH QUALITY, TECHNOLOGICALLY ADVANCED PRODUCTS ON A TIMELY BASIS TO WITHSTAND COMPETITION FROM COMPETITORS WHICH MAY HAVE GREATER FINANCIAL, INFORMATION GATHERING AND MARKETING RESOURCES THAN THE COMPANY, OBTAIN AND PROTECT LICENSING AND INTELLECTUAL PROPERTY RIGHTS NECESSARY FOR THE COMPANY'S TECHNOLOGY AND PRODUCT DEVELOPMENT ON TERMS FAVORABLE TO THE COMPANY, RECRUIT AND RETAIN HIGHLY TALENTED PROFESSIONALS IN A COMPETITIVE JOB MARKET, REALIZE FUTURE REVENUES, MAINTAIN A TIMELINE FOR CLINICAL ACTIVITY, OBTAIN SUCCESSFUL RESULTS OF PENDING OR FUTURE CLINICAL TRIALS, CONTINUE TO ESTABLISH COLLABORATIVE ARRANGEMENTS WITH THIRD PARTIES, AND COMPETE AGAINST THE BIOTECHNOLOGY AND PHARMACEUTICAL INDUSTRIES. FURTHER INFORMATION ON POTENTIAL FACTORS THAT COULD AFFECT THE COMPANY'S FINANCIAL RESULTS ARE INCLUDED IN FILINGS MADE BY THE COMPANY FROM TIME TO TIME WITH THE SECURITIES AND EXCHANGE COMMISSION.

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